                                                                    Exhibit 10.1

                          READING ENTERTAINMENT, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT

     AGREEMENT, dated April 18, 1997 (the "Grant Date"), between Reading Entertainment, Inc., a Delaware corporation (the "Company"), with an address at One Penn Square West, Suite 1300, Philadelphia, Pennsylvania 19102, and James J. Cotter (the "Consultant"), with an address c/o Pacific Theatres, 120 North Robertson Boulevard, Third Floor, Los Angeles, California 90048.

     WHEREAS, the Board of Directors of the Company has, on the Grant Date, granted to the Consultant an option to purchase shares of the common stock, par value $.001 per share, of the Company (the "Common Stock"), as hereinafter set forth, and authorized the execution and delivery of this Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. The Consultant is hereby granted the options (the "Options") to purchase from the Company, subject to the terms and conditions set forth in this Agreement, all or any part of 460,000 shares of Common Stock (the "Option Shares") at a purchase price of $12.80 per share. All of the Options shall be treated as non-qualified stock options.

     2. The Options shall become exercisable as follows, subject to prior expiration or termination of the Options:

         (a) Basic Options.  Options to purchase 110,000 Option Shares (the
             -------------
     "Basic Options") shall become exercisable in four equal installments of 27,500 Option Shares each, the first such installment to become exercisable on the first anniversary of the Grant Date and the remaining installments to become exercisable on each subsequent anniversary thereof until all Basic Options have become exercisable.

         (b) Convertible Preferred Options.  Options to purchase 260,000 Option
             -----------------------------
     Shares (the "Convertible Preferred Options") shall become exercisable in four equal installments of 65,000 Option Shares each, the first such installment to become exercisable on the first anniversary of the Grant Date and the remaining installments to become exercisable on each subsequent anniversary thereof until all Convertible Preferred Options have become exercisable; provided, that (i) no Convertible Preferred Options shall be exercisable prior to the date that shares of the Company's Series A Voting Cumulative Convertible Preferred Stock and Series B Voting Cumulative Convertible Preferred Stock (collectively, the "Convertible Preferred Stock") are converted (by election of the holders thereof or otherwise) into Common Stock, and (ii) if fewer than 620,000 shares of Convertible Preferred Stock have at any time been converted into Common Stock, the number of Option Shares for which Convertible Preferred Options shall be exercisable (inclusive of any Convertible Preferred

                                                                    Exhibit 10.1

     Options which have previously been exercised) in each installment shall be reduced as of such date to equal (to the nearest whole number) one-fourth of the total number of Option Shares subject to Convertible Preferred Options (inclusive of those exercised) without regard to this Section 2(b)(ii) multiplied by a fraction, the numerator of which is the aggregate number of shares of Convertible Preferred Stock which have been converted into Common Stock as of such date and the denominator of which is 620,000, provided further, however, (iii) that if on any date any shares of Convertible Preferred Stock are redeemed or repurchased by the Company, the number of Option Shares for which Convertible Preferred Options shall be exercisable (inclusive of any Convertible Preferred Options which have previously been exercised) in each installment shall be permanently reduced to equal (to the nearest whole number) one-fourth of the total number of Option Shares subject to Convertible Preferred Options (inclusive of those exercised) without regard to this Section 2(b)(iii) or Section 2(b)(ii) multiplied by a fraction, the numerator of which is 620,000 minus the aggregate number of shares of Convertible Preferred Stock which have been redeemed or repurchased to such date and the denominator of which is 620,000 and any Convertible Preferred Options which are excluded from becoming exercisable as a result of this Section 2(b)(iii) shall be immediately and without further action deemed canceled.

          (c) Asset Put Options.  Options to purchase 90,000 Option Shares (the
              -----------------
     "Asset Put Options") shall become exercisable in four equal installments of 22,500 Option Shares each, the first such installment to become exercisable on the first anniversary of the Grant Date and the remaining installments to become exercisable on each subsequent anniversary thereof until all Asset Put Options have become exercisable; provided, that (i) no Asset Put Options shall be exercisable prior to the date on which shares of Common Stock have been issued to Citadel Holding Corporation, a Delaware corporation ("Citadel"), pursuant to the Asset Put (as defined in the Asset Put and Registration Rights Agreement, dated as of October 15, 1996 (the "Asset Put Agreement") , among the Company, Citadel, and Citadel's subsidiary Citadel Acquisition Corp., Inc. ("CAC")), or to any successor in interest to Citadel, and (ii) if fewer than 1,700,000 shares of Common Stock are issued pursuant to the Asset Put, the number of Option Shares for which Asset Put Options become exercisable in each installment shall be reduced to equal (to the nearest whole number) one-fourth of the total number of Option Shares subject to Asset Put Options (inclusive of those exercised) without regard to this Section 2(c)(ii) multiplied by a fraction, the numerator of which is the number of shares of Common Stock issued pursuant to the Asset Put and the denominator of which is 1,700,000 (the number 1,700,000 in each being subject to adjustment in proportion to any adjustments made pursuant to Section 8 in the number of Option Shares), and any Asset Put Options which are excluded from becoming exercisable as a result of this Section 2(c)(ii) shall be immediately and without further action deemed canceled.

     3. All Options shall terminate and thereafter no longer be exercisable (subject to Section 7) on April 18, 2007 (the "Expiration Date").

                                                                    Exhibit 10.1

     4. Option Shares purchased pursuant to this Agreement shall be paid for in full at the time of purchase. Payment may be made in cash, shares of Common Stock, Options, or such other consideration as may be approved by the Compensation Committee of the Board of Directors of the Company (the "Committee"), or a combination thereof, provided that such consideration shall be such that the Option Shares shall be fully paid and nonassessable, and provided further that no shares of Common Stock or Options may be so delivered if, as a result thereof, the Consultant or other person exercising Options would incur liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If payment is made in whole or part by tender of
(a) shares of Common Stock, such shares shall be valued at the Fair Market Value thereof (as defined below), (b) Options, the Options tendered as payment must be exercisable at the date of such tender, shall be deemed to have been exercised for purposes of Section 2, and shall be valued at an amount equal to the excess of the Fair Market Value of the Option Shares issuable on exercise of such Options over the aggregate exercise price of such Options, or (c) consideration other than cash, shares of Common Stock, or Options, such consideration shall have such value as determined by the Committee (whose determination shall be final). Upon receipt of written notice of exercise of Options in the form attached hereto as Exhibit A together with payment and delivery of any other required documentation, the Company shall, without stock transfer tax to the Consultant or any other person entitled to exercise such Options, deliver to the person exercising such Options a certificate or certificates for the Option Shares so purchased. It shall be a condition to the performance of the Company's obligation to issue or transfer Common Stock upon exercise of Options that the Consultant or other person exercising such Options pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) which the Company is obligated to collect with respect to the issue or transfer of Common Stock upon exercise, including any Federal, state, or local withholding taxes. The "Fair Market Value" of a share of Common Stock on any date shall mean the closing price of the Common Stock on the trading day prior to such date, as reported in the Wall Street Journal or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) System or, if not so reported, as determined by the Committee (whose determination shall be final).

     5. No person shall have any rights as a stockholder with respect to any Option Shares until the date a stock certificate is issued to such person for such Option Shares. Except as otherwise expressly provided herein, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     6. Options may be transferred only (a) by will or the laws of descent and distribution or (b) by the Consultant during his lifetime to any immediate family member (as defined in Rule 16a-1(e) under the Exchange Act) of the Consultant, any trust for the benefit of any one or more of the Consultant and his immediate family members, or any partnership, corporation, limited liability company, or other entity owned or controlled by any one or more of the Consultant and his immediate family members, and are exercisable, during the lifetime of the Consultant, only by the Consultant or the Consultant's personal representative or guardian or a transferee permitted pursuant to this Section 6. Subject to the foregoing, Options may be transferred whether or not exercisable

                                                                    Exhibit 10.1

at the time of transfer. The Consultant or his representative shall give the Company notice of any transfer, specifying the name and address of the transferee and the number and class of Options transferred.

     7.(a)     This option shall terminate 30 days (but not later than the
Expiration Date) after the date of the termination for cause, or 120 days (but not later than the Expiration Date) after the date of the termination for any reason, other than for cause, death, or Retirement (as hereinafter defined), of the association of the Consultant with the Company.

     (b) Upon the termination of the Consultant's association with the Company due to Retirement, the Consultant or any transferee under Section 6 may, during the Retirement Period (as hereinafter defined), exercise any or all of the Options which were exercisable under this Agreement immediately prior to such termination. "Retirement" means the termination of association due to retirement with the consent of the Committee or as a result of the Consultant becoming permanently disabled; and "Retirement Period" shall mean the period from the date of Retirement to the later of (i) the date determined by the Committee at the time of Retirement and (ii) three years from the date of Retirement, provided that in no case shall the Retirement Period extend to a date after the Expiration Date. The Committee shall have the sole discretion whether or not to consent to a Retirement, which determination shall be final.

     (c) Upon the termination of the Consultant's association with the Company due to death, (i) all vesting provisions of Section 2 which would be satisfied solely by the passage of time and the continuation of the Consultant's association with the Company shall be accelerated and deemed satisfied and (ii) the person or persons to whom the Consultant's rights hereunder are transferred by will or the laws of descent and distribution, or any transferee under Section 6, may, at any time on or prior to the Expiration Date, exercise any or all of the Options which (after giving effect to such acceleration) were exercisable as of the date of the Consultant's death or which subsequently become exercisable as a result of the conversion of Convertible Preferred Stock into Common Stock or the exercise of the Asset Put Option.

     (d) Upon the death of the Consultant during a period following termination of such association in which Options are exercisable under Section 7(a) or 7(b),
(i) if such death resulted from a disability which occasioned Retirement, all vesting provisions of Section 2 which would be satisfied solely by the passage of time and the continuation of the Consultant's association with the Company shall be accelerated and deemed satisfied and (ii) in any case, the person or persons to whom the Consultant's rights hereunder are transferred by will or the laws of descent and distribution, or any transferee under Section 6, shall have the right, during the period ending on the later of the end of the period provided in Section 7(a) or (b), as the case may be, for exercise of Options and the period ending 18 months after the date of the Consultant's death, to exercise any or all of the Options which (after giving effect to such acceleration, if applicable) were exercisable as of the date of the Consultant's death or which subsequently become exercisable as a result of the

                                                                    Exhibit 10.1

conversion of Convertible Preferred Stock into Common Stock or the exercise of the Asset Put Option.

     (e) If the Consultant is granted an approved leave of absence, the Committee may, if it determines that to do so would be in the best interests of the Company, provide for continuation of the Options during such leave of absence, such continuation to be on such terms and conditions as the Committee determines to be appropriate, provided that (except as provided in Section 7(d)) in no event shall Options be exercisable after the Expiration Date.

     (f) For all purposes of this Agreement, the Consultant shall be considered associated with the Company, and his association with the Company shall be deemed to continue, so long as he is an officer, director, or employee of, or consultant to, or otherwise associated with (other than solely as a stockholder), the Company or any subsidiary or parent of the Company, and the Options shall not be affected by any change of type of any such association as long as the Consultant continues to be associated in any such manner with the Company or any parent or subsidiary of the Company.

     (g) Nothing in this Agreement shall confer on the Consultant any right to continue to be associated with the Company or any parent or subsidiary of the Company or interfere in any way with the right of the Company or any parent or subsidiary of the Company to terminate the association with it of the Consultant at any time.

     8. The number of Option Shares (including the number subject to each class of Options and each installment thereof), and the exercise price per share, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made as determined by the Committee, whose determination shall be final. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Option Shares or the exercise price of the Options.

     9. If the Company is merged or consolidated with another corporation, or the property or stock of the Company is acquired by another corporation, or on the reorganization or liquidation of the Company, the Board of Directors of the Company, or the Board of Directors of any corporation assuming the obligations of the Company hereunder, shall either make appropriate provisions for the protection of the Options by the substitution on an equitable basis of appropriate stock of the Company, or appropriate stock of the merged, consolidated, or otherwise reorganized corporation.

                                                                    Exhibit 10.1

     10.(a)(i) If the Company shall receive a written request (specifying that it is being made pursuant to this Section 10(a)) from holders of Options or Option Shares representing a majority of the Registrable Securities (as defined below) that the Company file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the registration of at least 50% of the Registrable Securities, the Company shall, within ten business days of the receipt thereof, give written notice of such request to all holders of Registrable Securities ("Eligible Holders") and shall file as soon as practicable, and in any event within 60 days of the receipt of such request, a registration statement under the Securities Act covering all Registrable Securities which the Eligible Holders request to be registered within 30 days of the mailing of such notice to all Eligible Holders. The term "Registrable Securities" shall mean Option Shares which have not previously been sold and are not then eligible for immediate sale (not limited by volume limitations) by the holders thereof pursuant to an effective registration statement under the Securities Act or pursuant to paragraph (k) of Rule 144 under the Securities Act.

     (ii) Notwithstanding the foregoing, (A) the Company shall not be obligated to effect a registration pursuant to this Section 10(a) (I) unless Form S-3 is then available for such registration or (II) during the period starting with the date 60 days prior to the Company's estimated date of filing of, and ending on a date six months following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith; (B) if the Company shall furnish to the Eligible Holders initiating the registration request hereunder (the "Initiating Eligible Holders") a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to file a registration statement shall be deferred for a period not to exceed six months; provided, however, that the Company may furnish such a certificate to Initiating Eligible Holders only once in any one-year time period; and (C) if the managing underwriter of an underwritten offering to be made pursuant to this Section 10(a) advises the Initiating Eligible Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Eligible Holders shall so advise all Eligible Holders whose Registrable Securities would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Eligible Holders thereof in proportion to the amount of Registrable Securities owned by each Eligible Holder.

     (iii) The Company shall be obligated to effect only one registration pursuant to this Section 10(a).

     (b)(i) If at any time the Company determines to register (including for this purpose a registration effected by the Company for securityholders other than the Eligible Holders) any shares of Common Stock under the Securities Act in connection with the public offering of such securities

                                                                    Exhibit 10.1

solely for cash on a Form and under circumstances that would also permit the registration of the Registrable Securities (other than Forms S-4 and S-8), the Company shall promptly give each Eligible Holder written notice of such determination. Upon the written request of each Eligible Holder given within 20 days after mailing of any such notice by the Company, the Company shall, subject to the provisions of this Section 10(b), cause to be registered under the Securities Act all of the Registrable Securities that each such Eligible Holder has requested be registered; provided however, that the Company shall not be required to proceed with such registration if the offering is abandoned in its entirety and no other securities are offered for sale.

     (ii) In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under this
Section 10(b) to include any of the Eligible Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the reasonable opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by the Eligible Holders and other securityholders having registration rights to be included in such offering exceeds the amount of securities to be sold other than by the Company (or the securityholders initiating the registration) that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering. In such event, the securities requested to be included which are excluded shall be apportioned pro rata among the Eligible Holders and, to the extent permitted by the contractual rights of other selling securityholders, all other prospective selling securityholders according to the total amount of securities requested to be included therein owned by each such Eligible Holder and other selling securityholder or in such other proportions as shall mutually be agreed to by such Eligible Holders and such other selling securityholders. To the extent required by the rights of other selling securityholders, including the rights of Citadel and CAC under the Asset Put Agreement, the Registrable Securities shall be excluded prior to any exclusion of securities held by such other securityholders.

     (c) The Company shall not be required to include in any registration any Registrable Securities unless the holder thereof shall have furnished to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

     (d) All expenses other than underwriting discounts and commission incurred in connection with any registration, filing, or qualification pursuant to this
Section 10, including, without limitation, all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of a single counsel for and selected by the Eligible Holders and any other selling securityholders, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 10(a) if the registration request

                                                                    Exhibit 10.1

is subsequently withdrawn at the request of the Eligible Holders of a majority of the Registrable Securities to be registered (in which case all participating Eligible Holders shall bear such expenses in proportion to the respective numbers of Registrable Securities they requested to be included in such registration, or as they may otherwise agree), unless, at the time of such withdrawal, the Eligible Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Eligible Holders at the time of their request, in which case the Eligible Holders shall not be required to pay any such expenses and shall retain all rights pursuant to Section 10(a).

     (e) The provisions of this Section 10 may be amended or waived in any respect with the consent of holders of Options and Option Shares representing a majority of the Registrable Securities, and any such amendment or waiver shall be binding on all then and future holders of Options or Option Shares.

     11. The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Corporation issuable upon exercise of Options.

     12. If at any time the Board of Directors shall determine, in its discretion, that the listing, registration, or qualification of any of the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of Option Shares, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Any notice of exercise of Options which would be effective except for this Section 12 shall be deemed effective immediately upon satisfaction of all such conditions (even if such notice could not otherwise then have been given).

     The Company shall not be obligated to sell or issue any Option Shares in any manner in contravention of the Securities Act, the Exchange Act, or any state securities law. The Board of Directors may, at any time, require as a condition to the exercise of Options that the Option Shares be acquired for investment purposes only and that the certificate therefor contain a legend restricting transfer.

     13. All notices hereunder shall be in writing, and (a) if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office, addressed to the attention of the Secretary, (b) if to the Consultant, shall be delivered personally or via courier or mailed via certified mail, postage prepaid, return receipt requested to the Consultant at the address first set forth above, or (c) if to any subsequent holder of Options or Option Shares, to the address specified for such holder in the notice provided for in
Section 6 or on the stock records of the Company. Such addresses may be changed at any time by notice from one party to the other.

                                                                    Exhibit 10.1

     14. All decisions or interpretations made by the Committee with regard to any question arising hereunder shall be binding and conclusive on the Company and the Consultant.

     15. This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in Section 6, the executors, administrators, legatees, heirs, guardians, legal representatives, successors, and assigns of the Consultant.

     16. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to rules governing the conflict of laws.

     17. Notwithstanding anything to the contrary herein, the effectiveness of this Agreement and the Options granted hereby is subject to the approval of this Agreement by the stockholders of the Company, and no Options may be exercised unless and until such approval is obtained.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    READING ENTERTAINMENT, INC.


                                    By:           /s/ James A. Wunderle
                                           -------------------------------------
                                            Name: James A. Wunderle
                                            Title: Executive Vice President


                                                     /s/ James J. Cotter
                                           ------------------------------------

                                            James J. Cotter

                                                                    Exhibit 10.1

                                                                       EXHIBIT A

                                EXERCISE NOTICE

     The undersigned, pursuant to the Option Agreement, dated April 18, 1997 (the "Option Agreement;" terms used and not defined herein have the meanings as defined in the Option Agreement), between Reading Entertainment, Inc., a Delaware corporation (the "Company"), and James J. Cotter (the "Consultant"), hereby elects to exercise Options to purchase ______________________ Option Shares (comprised of _______ Option Shares underlying Basic Options, _____ Option Shares underlying Convertible Preferred Options, and _____ Option Shares underlying Asset Put Options) and herewith makes payment in full therefor by delivery of

          (i)  $_____________ in cash,

          (ii) _______ shares of Common Stock having a Fair Market Value of $________,

          (iii) Options (comprised of _______ Basic Options, _____ Convertible Preferred Options, and _____ Asset Put Options), other than those exercised hereby, to purchase ________ Option Shares, which Options have a value as determined in accordance with the Option Agreement of $_________; and

          (iv) other property described on the attachment hereto, if any, which property has been approved by the Committee and valued by the Committee at $______.

     1. If the sale of the Option Shares and the resale thereof has not, prior to the date hereof, been registered pursuant to a registration statement filed and declared effective under the Securities Act, the undersigned hereby agrees, represents, and warrants that:

          (a) I am acquiring the Option Shares for my own account (and not for the account of others) for investment and not with a view to the distribution or resale thereof;

          (b) By virtue of my position, I have access to the same kind of information which would be available in a registration statement filed under the Securities Act;

          (c)  I am a sophisticated investor;

          (d) I understand that I may not sell or otherwise dispose of such shares in the absence of either a registration statement under the Securities Act or an exemption from the registration provisions of the Securities Act; and

          (e) The certificates representing such shares may contain a legend to the effect of 1(d) above.

                                                                    Exhibit 10.1

     2. If the sale of the Option Shares and the resale thereof has been registered under the Securities Act, the undersigned hereby represents and warrants that I have received the applicable prospectus and all reports incorporated therein by reference.

                              Very truly yours,


                              --------------------------------------
                              (type name under signature line)

Dated: ____________________